                                                                    Exhibit 10.3

                       RETIREMENT AND CONSULTING AGREEMENT
         dated as of April 1, 2005, between KING PHARMACEUTICALS, INC., a Tennessee corporation ("Employer"), and JAMES R. LATTANZI, an individual domiciled in the State of Tennessee ("Executive").

            WHEREAS Executive is presently employed by Employer and serves as its Chief Financial Officer and as a member of its Board of Directors;

            WHEREAS Executive and Employer have mutually agreed that Executive will retire and cease to be so employed and to so serve as of the Effective Date (as defined below) and that Executive will provide consulting services to Employer for a period of time following the Effective Date; and

            WHEREAS Executive is eligible to participate in the Severance Pay
Plan: Tier I of Employer (the "Severance Plan"), which is incorporated herein by reference;

            NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                     Retirement and Severance Plan Benefits

                  SECTION 1.01. Retirement. Executive shall retire, and the employment of Executive with Employer and its affiliates shall terminate, effective as of June 1, 2005 (the "Effective Date"), and effective as of such date Executive shall resign as a director, officer and employee of Employer and its affiliates. Except as provided in Section 1.02, Executive's retirement and termination of employment pursuant to this Agreement shall be deemed not to be a termination for "cause" or a resignation for "good reason" for purposes of any employee benefit plan, program, agreement or arrangement sponsored or maintained by Employer or its affiliates or to which Employer or its affiliates is a party.

                  SECTION 1.02. Severance Plan Benefits. (a) Employer acknowledges and agrees that Executive's retirement and termination of employment pursuant to this Agreement shall be treated for all purposes of the Severance Plan as a "Separation from Service without Cause and not following a Change in Control" (within the meaning of Section 3(1)(C) of the Severance
Plan). Following the Effective Date, Executive and Employer shall each honor and comply with their respective obligations under the Severance Plan (as modified by Section 1.02(b)).

            (b) Notwithstanding anything contained herein or in the Severance Plan to the contrary:

                (i) Executive shall execute and deliver to Employer a Waiver, Release and Non-solicitation, Noncompete and Nondisclosure Agreement (as defined in the Severance Plan) (the "Waiver") no later than May 23, 2005, and Executive's signature of such Waiver shall be dated no later than such date;

                (ii) Employer hereby waives, releases and discharges Executive from Executive's obligations under Sections 8(a)(i) and 8(a)(ii) of the Severance Plan, and Employer agrees that Executive's rights under the Severance Plan shall not be affected in any manner as a result of any violation of such provisions of the Severance Plan;

                (iii) Employer shall pay on behalf of Executive the full cost of the Severance Benefit coverage described in Section 4(b) of the Severance Plan, and Employer shall pay to Executive annually an amount equal to the amount of federal income tax Executive will be required to pay on such benefits;

                (iv) in the event that Executive has not revoked the Waiver prior to the Effective Date, Employer shall pay the Severance Pay (as defined in the Severance Plan) to Executive in a lump sum on the Effective Date; and

                (v) any gross-up payment made to Executive pursuant to Section 6 of the Severance Plan shall be made no later than June 15, 2005.

                  SECTION 1.03. Exclusive Rights. Except for Executive's rights under this Agreement, the Severance Plan (as modified by Section 1.02(b)) and the 1997 Incentive and Nonqualified Stock Option Plan for Employees of King Pharmaceuticals, Inc. (which is incorporated herein by reference), Executive shall not be entitled to, and Employer shall have no liability or obligation to pay or provide, any compensation, benefits or other amounts with respect to Executive's employment or the termination thereof, and Executive hereby waives any and all rights Executive may have to any such compensation, benefits or other amounts.

                  SECTION 1.04. Cooperation. From and after the date hereof, Executive shall provide his reasonable cooperation with any litigation, suit, action, proceeding or other legal matter (or any appeal therefrom) that relates to events occurring during his employment with Employer and its affiliates or his performance of consulting services hereunder, provided that (i) any time spent by Executive during the Consulting Term (as defined below) in providing such cooperation shall be credited against the consulting services Executive is required to provide pursuant to Article II and (ii)

Employer shall reimburse Executive for expenses reasonably incurred in connection with such cooperation.

                  SECTION 1.05. Press Release. Executive and Employer shall cooperate in good faith to prepare a mutually acceptable press release or other public announcement regarding Executive's retirement and Executive's agreement to provide consulting services to Employer after the Effective Date; provided, however, that nothing in this Section 1.05 shall prohibit or limit Employer's ability to make public or private announcements, statements or other communications as required to comply with applicable law or the rules of any securities exchange or trading system on which Employer securities are listed, traded or quoted.

                                   ARTICLE II
                                   Consulting

                  SECTION 2.01. Consulting Services. (a) Employer shall retain Executive, and Executive shall serve, as a consultant to Employer during the period from the Effective Date through the second anniversary of the Effective Date (the "Consulting Term"). During the portion of the Consulting Term ending on the first anniversary of the Effective Date (the "Initial Period"), Executive shall provide an average of no more than 20 hours of consulting services per week, and Executive acknowledges and agrees that Employer shall be entitled to determine the number of hours of services for each week during such period, but in no event shall Employer request more than 30 hours of services for any such week. During the remaining portion of the Consulting Term (the "Remaining Period"), Executive shall provide such hours of consulting services as may be requested by Employer in its discretion, but in no event shall Employer request more than 20 hours of services for any week during such period. During the Consulting Term, Executive shall assist and advise Employer and its employees with respect to matters in which Executive was involved or had knowledge from his services as an employee of Employer, including by facilitating Employer's efforts to train Executive's successor as Chief Financial Officer. In rendering such consulting services, Executive shall report to the Chief Executive Officer of Employer (the "CEO") or to such other person as may be designated from time to time by the CEO. Executive shall perform his services hereunder (i) primarily at the corporate headquarters of Employer in Bristol, Tennessee and at Employer's offices in Princeton, New Jersey, (ii) from time to time, at Employer's request, at locations related to litigation or other legal matters involving or affecting Employer or its affiliates and (iii) at such other locations as may be mutually agreed from time to time by Employer and Executive. Executive acknowledges that his duties and responsibilities hereunder will require him to travel on business from time to time, and for such purposes Employer shall make its corporate aircraft reasonably available to Executive. Any time spent by Executive in connection with such travel shall be credited against the consulting services Executive is required to provide pursuant to this Article II. Executive may perform his consulting services hereunder by telephone or email in appropriate circumstances reasonably acceptable to Employer. Executive shall serve

Employer in good faith and to the best of Executive's abilities in connection with the performance of his consulting services hereunder.

            (b) Notwithstanding anything in this Article II to the contrary, in the event that Executive accepts or commences active, full-time employment with any person or entity that is a direct competitor with Employer or its affiliates (as determined by Employer in its reasonable discretion) during the Consulting Term, Employer may, in its reasonable discretion, elect to (i) continue the consulting arrangements described in this Article II on the terms and conditions set forth herein or (ii) terminate such arrangements (other than Employer's obligation under Section 2.02 to pay the retainer during the Initial Period) effective as of a date specified by Employer. Following the effective date of any such termination, (i) Executive shall have no obligation under this Article II to provide consulting services to Employer and (ii) Employer shall have no obligation under this Article II to pay any amount to Executive (other than any retainer earned but unpaid under Section 2.02 and any business expense incurred but not reimbursed under Section 2.03, in each case as of the effective date of such termination); provided, however, that such termination shall have no effect on (A) Employer's obligation under Section 2.02 to pay the retainer during the Initial Period or (B) any other provision of this Agreement, including Executive's obligations under Article I.

                  SECTION 2.02. Retainer. In consideration of all consulting services rendered pursuant to this Article II, without regard to the number of hours of consulting services requested by Employer, Employer shall pay Executive a cash retainer at a monthly rate of (i) during the Initial Period, $33,334.00 and (ii) during the Remaining Period, $28,349.33, which in each case shall be paid in advance on the first business day of the applicable month, commencing on the Effective Date. Employer's obligation to pay such retainer during the Initial Period shall not be affected by either (i) Employer's termination of the consulting arrangements described in this Article II pursuant to Section 2.01(b) or (ii) Executive's disability or death, in which case such retainer shall be paid to Executive or to his personal representative.

                  SECTION 2.03. Expense Reimbursement. Employer shall reimburse Executive for all necessary and reasonable "out-of-pocket" business expenses incurred by Executive on behalf of Employer in the performance of his consulting duties under this Article II, subject to the terms and conditions of the applicable expense reimbursement policy of Employer as in effect from time to time.

                  SECTION 2.04. Independent Contractor Status. (a) Executive shall at all times during the Consulting Term be an independent contractor with respect to Employer, and there shall not be implied any relationship of employer-employee, partnership, joint venture, principal-agent or any similar relationship by the provisions of this Agreement. From and after the Effective Date, Executive shall not be entitled to participate in any employee benefit plan, program or arrangement or other benefits or conditions of employment available to the employees of Employer and its affiliates, except as expressly provided in the Severance Plan (as modified by Section 1.02(b)(ii)).

            (b) From and after the Effective Date, Executive shall not have any authority to act as an agent of Employer or its affiliates, and Executive shall not represent to the contrary to any person. From and after the Effective Date, under no circumstances shall Executive have or claim to have power of decision in any activity on behalf of Employer or its affiliates, nor shall Executive have the power or authority to obligate, bind or commit Employer or its affiliates in any respect. From and after the Effective Date, Executive shall not direct the work of any employee of Employer or its affiliates, make any management decisions on behalf of Employer or its affiliates or undertake to commit Employer or its affiliates to any course of action in relation to third parties. Employer shall not exercise and shall not have the authority to exercise such level of control over Executive as would indicate or establish that a relationship of employer-employee exists between Employer and Executive, except that Employer may specify the results it desires Executive to achieve during the Consulting Term and may control and direct Executive in that regard. Subject to the foregoing, Executive shall have full and complete control over the manner and method of rendering consulting services hereunder.

                                   ARTICLE III

                                  Miscellaneous

                  SECTION 3.01. Assignment. This Agreement is personal to Executive and shall not be assignable by Executive other than by will or the laws of descent and distribution, and any attempt by Executive to delegate his duties in violation hereof shall be null and void. Employer, may assign this Agreement and its rights and obligations hereunder to any affiliate, or a successor in interest to substantially all the business or assets, of Employer. Upon such assignment, the rights and obligations of Employer hereunder shall become the rights and obligations of such affiliate or successor, but Employer shall remain liable for its obligations hereunder as a guarantor.

                  SECTION 3.02. Successors. This Agreement shall be binding upon and shall inure to the benefit of the successors of Employer and the personal or legal representatives, executors, administrators, successors, distributes, devisees and legatees of Executive. Executive acknowledges and agrees that all his covenants and obligations to Employer, as well as the rights of Employer under this Agreement, shall run in favor of and will be enforceable by Employer, its affiliates and their successors and assigns.

                  SECTION 3.03. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and all oral or written agreements or representations, express or implied, with respect to the subject matter hereof are set forth in this Agreement.

                  SECTION 3.04. Amendment. This Agreement shall not be amended or modified except by written instrument signed by the parties hereto.

                  SECTION 3.05. Taxes and Withholding. Employer and its affiliates shall be entitled to deduct or withhold from any amounts payable under this Agreement all Federal, state, local, foreign or other taxes as are required to be deducted or withheld pursuant to applicable law.

                  SECTION 3.06. Notice. All notices, requests, demands and other communications required or permitted to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand, overnight courier or facsimile addressed to the other party as set forth below:

       If to Employer:              King Pharmaceuticals, Inc.
                                    501 Fifth Street
                                    Bristol, Tennessee 37620
                                    Facsimile: 423-989-7090
                                    Attention: Chief Executive Officer

       If to Executive:             James R. Lattanzi

                                    Johnson City, TN 37601

The parties may change the address to which notices under this Agreement shall be sent by providing written notice to the other in the manner specified above.

                  SECTION 3.07. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee without regard to the conflicts of law principles thereof. Each party irrevocably and unconditionally submits to the exclusive jurisdiction and venue of the Law Court for Sullivan County, Tennessee, Bristol Division, for the purposes of any suit, action or other proceeding arising out of this Agreement, each party agrees to commence any such action, suit or proceeding in such court and each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in such court. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement.

                  SECTION 3.08. Severability. To the extent that any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction, then such provision shall, as to such jurisdiction, be modified or restricted to the extent necessary to make such provision valid, binding and enforceable and such invalidity, illegality or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction or invalidate or render unenforceable any other provision hereof.

                  SECTION 3.09. No Waiver. The failure of a party to insist upon strict adherence to any provision of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to such provision or any other provision of this Agreement.

                  SECTION 3.10. Counterparts. This Agreement maybe signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  SECTION 3.11. Construction. The headings in this Agreement are for convenience only, are not a part of this Agreement and shall not affect the construction of the provisions of this Agreement. As used in this Agreement, the words "include" and "including", and variations thereof, shall not be deemed to be terms of limitation but rather shall be deemed to be followed by the words "without limitation".

                  SECTION 3.12. Enforcement. The enforcement by Executive of his rights under this Agreement shall not constitute a breach of the Waiver.

                  SECTION 3.13. Indemnification. (a) (i) Employer shall indemnify, defend and hold harmless Executive, who has been a director or officer of Employer or any of its subsidiaries, against all losses, claims, damages, costs and expenses (including reasonable attorneys' fees), liabilities, judgments and, subject to the proviso of this sentence, settlement amounts that are paid or incurred in connection with any claim, action, suit, proceeding or investigation (whether civil, criminal, administrative or investigative and whether asserted or claimed prior to, at or after the Effective Date) that is
(A) based on, or arises out of, the fact that Executive is or was a director or officer of Employer or any of its subsidiaries, or (B) based on, or arising out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent a corporation is permitted under applicable law to indemnify its own directors or officers, as the case may be; provided, however, that Employer shall not be liable for any settlement of any claim effected without its written consent (which consent shall not be unreasonably withheld). Without limiting the foregoing, in the event that any such claim, action, suit, proceeding or investigation is brought against Executive (whether arising prior to or after the Effective Date), (w) Employer following the Effective Date will pay all expenses of the disposition of any such claim, action, suit, proceeding or investigation to Executive to the full extent permitted by applicable law promptly after statements therefor are received and otherwise advance to Executive upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the Tennessee Business Corporation Act ("TBCA"); provided, however, that the person to whom expenses are advanced provides any undertaking required by applicable law to repay such advance if it is ultimately determined that such person is not entitled to indemnification; (x) Executive shall retain counsel reasonably satisfactory to Employer; (y) Employer following the Effective Date shall pay all reasonable fees and expenses of such counsel for Executive (subject to the penultimate sentence of this paragraph) and all costs and expenses of Executive in connection with seeking and obtaining indemnification from Employer, in each case promptly as statements therefor are received and (z) Employer following the Effective Date shall use all commercially reasonable efforts to assist in the defense of any such matter. In the event of any dispute as to whether Executive's conduct complies with the standards set forth under the TBCA and Employer's Charter or Employer's By-laws, a determination shall be made by independent counsel mutually acceptable to Employer and Executive; provided, however, that Employer following the Effective Date shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). Without limiting the foregoing, to the extent that Executive is, by reason of the fact that Executive is or was a director or officer of Employer or any of its subsidiaries, a witness in any claim, action, suit, proceeding or investigation to which Executive is not a party, Executive shall be indemnified and held harmless against all costs and expenses in connection therewith.

                  (ii) Employer shall not enter into any settlement of any claim in which Employer is jointly liable with Executive (or would be if joined in such claim) unless such settlement provides for a full and final release of all claims asserted against Executive.

            (b) Except to the extent required by law, Employer following the Effective Date shall not take any action so as to amend, modify, limit or repeal the provisions for indemnification of Executive contained in the certificates or articles of incorporation or by-laws (or other comparable charter documents) of Employer and its subsidiaries following the Effective Date in such a manner as would adversely affect the rights of Executive to be indemnified by such corporations in respect of his serving in such capacities prior to the Effective Date. Employer following the Effective Date shall honor all of its indemnification obligations to Executive existing as of the Effective Date and shall maintain in effect adequate directors' and officer's liability insurance with respect to such indemnification obligations.

            (c) The provisions of this Section 3.13 are intended to be for the benefit of, and shall be enforceable by, Executive and his heirs and legal representatives, and shall be in addition to, and shall not impair, any other rights Executive may have under Employer's Charter, other organizational documents of Employer or any of its subsidiaries, the TBCA or otherwise.

                 REMAINDER OF THIS PACE INTENTIONALLY LEFT BLANK

            IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                              KING PHARMACEUTICALS, INC.

                                by  /s/ Brian A. Markison  4/5/05
                                    --------------------------------------------
                                    Name: Brian A. Markison
                                    Title: President and Chief Executive Officer

                              JAMES R. LATTANZI,

                                    /s/  JAMES R. LATTANZI  4/1/05
                                    --------------------------------------------

                                    EXHIBIT 2

                           KING PHARMACEUTICALS, INC.
                           SEVERANCE PAY PLAN: TIER I

                      WAIVER, RELEASE AND NON-SOLICITATION,
                     NONCOMPETE AND NONDISCLOSURE AGREEMENT

      1. In consideration for the Severance Pay and/or Severance Benefits to be provided to me under the terms of the King Pharmaceuticals, Inc. Severance Pay
Plan: Tier I ("Plan"), and after having had a full, unhurried opportunity to consult with an attorney of my choice with respect to this Agreement, including its consent and. final binding effect, I, on behalf of myself and my heirs, executors, administrators, attorneys and assigns, hereby waive, release and forever discharge King Pharmaceuticals, Inc. (hereinafter referred to as the "Company") and its parent (if any), subsidiaries, divisions and Affiliates (as defined in the Plan), whether direct or indirect, its and their joint ventures and joint venturers (including its and their respective directors, officers, employees, shareholders, partners and agents, past, present, and future), and each of its and their respective successors and assigns (hereinafter collectively referred to as "Releases"), from any and all known or unknown demands, damages, actions, causes of action, claims, losses, or liabilities of any kind which have or could be asserted against the Releasees arising out of or related to my employment with and/or the Separation of my employment with the Company and/or any of the other Releasees and/or any other occurrence from the beginning of time up to and including the date of this Agreement, including but not limited to:

            (a) All claims, actions, causes of action or liabilities arising under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Employee Retirement Income Security Act, as amended, the Rehabilitation Act of 1973, as amended, the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, as amended, and/or any other federal, state, municipal, or local employment discrimination statutes (including, but not limited to, claims based on age, sex, attainment of benefit plan rights, race, religion, national origin, marital status, sexual orientation, ancestry, harassment, parental status, handicap, disability, retaliation, and veteran status); and/or

            (b) All claims, actions, causes of action. or liabilities arising under any other federal, state, municipal, or local statute, law, ordinance or regulation; and/or

            (c) Any and all other claims whatsoever including, but not limited to, claims for severance pay, claims based upon breach of contract, wrongful Separation, retaliatory discharge, defamation, intentional infliction of emotional distress, tort, personal injury, invasion of privacy, violation of public policy, negligence and/or any other common law, statutory or other claim whatsoever arising out of or relating to my employment with and/or the Separation of my employment with the Company and/or any of the other Releasees.

      2. I also agree never to sue any of the Releasees or become party to a lawsuit on the basis of any claim of any type whatsoever arising out of or related to my employment with and/or the Separation of my employment with the Company and/or any of the other Releasees.

      I further agree not to make any public statement or statements, to the press or otherwise, concerning the Company's Board of Directors, management, business objectives, status of its securities, its management practices, products, or other sensitive information, without first receiving the written consent of the Company's Executive Vice President of Human Resources and its Chief Executive Officer, and I will not take any action which would cause the Company, or its employees or agents, embarrassment or humiliation or otherwise cause or contribute to the Company, or any such person, being held in disrepute by the general public or the Company's employees, clients, or customers.

      3. I further acknowledge and agree in the event that I breach the provisions of paragraph 2 above and/or the Non-Solicitation, Non-Compete or Nondisclosure provisions of the Plan, (a) the Company shall not be obligated to continue payment of the Severance Pay and the availability of Severance Benefits to me, (b) I shall be obligated to repay to the Company upon written demand ninety percent (90%) of the amount of Severance Pay and cost of the Severance Benefits paid or provided to me, plus simple interest at the rate of ten percent (10%) per annum from the date of payment of such pay and/or benefits, and (c) I shall be obligated to pay the Company its costs and expenses in enforcing the provisions of this Agreement and the Plan (including court costs, expenses and reasonable legal fees), and the foregoing shall not affect the validity of this Agreement and shall not be deemed a penalty or a forfeiture. In the event I breach the notice requirements of Section 4(b) of the Plan regarding eligibility for alternate welfare plan coverage after a Qualifying Separation, I understand and agree that the provisions of the prior sentence shall apply, but solely with respect to the Severance Benefits for which such required notice was not timely provided. Executive specifically acknowledges that the restrictions, prohibitions, and other provisions of this paragraph and the Non-Solicitation, Non-Compete and Nondisclosure restrictions of the Plan are reasonable, fair, and equitable in scope, terms, and duration, and are a material inducement to the Company to provide the benefits described in the Plan. Executive agrees that the obligations in this Agreement are necessary in order to protect the Company's legitimate business interests; its trade secrets and confidential information; its relationships with its customers and distributors; its investment in its employees; and its goodwill, in light of the nature and extent of the business conducted by the Company. Executive further agrees that upon any breach or threatened breach of these obligations, the Company shall be entitled to injunctive relief, both temporary and permanent, without the necessity of posting a bond, as well as, and in addition to, all other available remedies, including such damages as may be permitted by law, all of which shall be cumulative and not exclusive.

      4. I further waive my right to any monetary recovery should any federal, state, or local administrative agency pursue any claims on my behalf arising out of or related to my employment with and/or separation from employment with the Company and/or any of the other Releasees.

      5. I further waive, release, and discharge Releasees from any reinstatement rights which I have or could have and I acknowledge that I have not suffered any on-the-job injury for which I have not already filed a claim; and I hereby unconditionally agree that I shall not now or at any time in the future, either individually or through others, as an independent contractor or otherwise in. any capacity, directly or indirectly, apply for or otherwise seek employment or any other arrangement with the Company and/or any of the other Releasees to provide services to or on behalf of any of the same, without the prior written consent of the Executive Vice President of Human Resources of the Company.

      6. I acknowledge that I have been given at least forty-five (45) days to consider this Waiver and Release Agreement thoroughly and I was advised to consult with my personal attorney, if desired, before signing below.

      7. I understand that I may revoke this Agreement within seven (7) days after its signing and that any revocation must be made in writing and submitted within such seven day period to the Plan Administrator. I further understand that if I revoke this Agreement, I shall not receive Severance Pay or Severance Benefits.

      8. I FURTHER UNDERSTAND THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

      9. I understand that nothing in this Agreement shall affect any obligation which the Company may have to indemnify me pursuant to Section 9 of the Company's charter or Article VII of the Company's bylaws.

      10. I acknowledge and agree that this Agreement is given in exchange for consideration in, addition to anything of value to which I am already entitled.

      11. I acknowledge and agree that if any provision of this Agreement is found, held or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any applicable statute or controlling law, the remainder of this Agreement shall continue in full force and effect. If any portion of this Agreement or the Plan relating to Non-Solicitation, Non-Compete or Nondisclosure is held by a court of competent jurisdiction to be unreasonable, unenforceable, arbitrary, or against public policy, then such portion shall be considered divisible as to time, geographical area, and prohibited activities, and the remaining provisions shall remain in effect, and the parties agree to reasonable modification, including but not limited to modifications as to time, geographical area, and prohibited activities, as the court shall decide in order to reflect the intent of the parties.

      12. This Agreement is deemed made and entered into in the State of Tennessee, and in all respects shall be interpreted, enforced and governed under the internal laws of the State of Tennessee, to the extent not preempted by applicable federal law.

      Jurisdiction and venue over any dispute under this Agreement shall lie solely in the Law Court for Sullivan County, Tennessee, Bristol Division.

      13. I further acknowledge and agree that I have carefully read and fully understand all of the provisions of this Agreement and that I voluntarily and knowingly enter into this Agreement by signing below. No modification of this Agreement shall be effective unless made in writing and signed by both Executive and the Company.

      14. ACKNOWLEDGMENT OF COMPLIANCE

      Because this Agreement includes a release and. waiver as to claims under the AGE DISCRIMINATION IN EMPLOYMENT ACT ("ADEA"), your signature below acknowledges that it complies with the Older Worker Benefit Protection Act ("OWBPA") of 1990 and further acknowledges that you confirm, understand, and agree to the terms and conditions of this Agreement; that these terms are written in lay person terms, and that you have been fully advised of your right to seek the advice and assistance of consultants, including an attorney, as well as tax advisors, to review this agreement.

      It also acknowledges that you do not waive any rights or claims under the ADEA that may arise after the date this Agreement is signed by you, and specifically; that under this Agreement, you are receiving consideration beyond anything of value to which you are already entitled. It is understood by you that you have been advised to consult with an attorney of your choice before signing. You also understand that you have up to forty-five (45) full days to consider whether to sign this release and agreement. By signing this release on the date shown below, you knowingly and voluntarily elect to forego waiting the portion then remaining of the forty-five (45) full days to consider whether to sign this release and agreement.

      15. RIGHT OF REVOCATION

      Your signature also acknowledges that, in compliance with the OWBPA condition above, you have been fully advised by the Company of your right to revoke and nullify this release and agreement, which right must be exercised, if at all, within seven (7) days of the date of your signature. Any revocation of this Agreement must be in writing, addressed to the Company, to the attention of the Plan Administrator of the King Pharmaceuticals, Inc. Severance Pay Plan:
Tier I, and the Company must be notified within the foregoing seven (7) day period. This Agreement will not become effective or enforceable until the expiration of the 7-day period.

      16. BINDING EFFECT

      Upon signing this agreement, it will become effective and binding upon you and the Company and upon the respective successors, assigns, heirs and personal representatives as is discussed in paragraph 1 above.

                                JAMES R. LATTANZI
                                ------------------------------------------
                                Name of Eligible Executive -- Please Print

                                /s/ JAMES R. LATTANZI
                                ---------------------------------
                                (Signature of Eligible Executive)

                                5/12/05
                                ---------------------------------
                                (Date)

                                PLEASE RETURN TO:

                                Plan Administrator
                                King Pharmaceuticals, Inc.
                                Severance Pay Plan: Tier I

                                    EXHIBIT 3

                  WELFARE PLANS INCLUDED IN SEVERANCE BENEFITS

                                       15